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Exhibit 3.35

BYLAWS
OF
HGS HOLDINGS, INC.

ARTICLE 1    MEETINGS OF SHAREHOLDERS

        Section 1.1    Annual Meetings.    Annual meetings of the shareholders of HGS Holdings, Inc. (the "Corporation"), shall be held at such date, time and place, within or without the State of Indiana, as shall be designated by the Board of Directors.

        Section 1.2    Special Meetings.    Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or the President and shall be called by the Board of Directors if the Secretary receives written, dated, and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least 25 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record 'date for determining shareholders entitled to make such demand. The Board of Directors or the President, as the case may be, calling a special meeting of shareholders shall set the date, time, and place of such meeting, which may be held within or without the State of Indiana.

        Section 1.3    Notices.

          (a)   A written notice, stating the date, time, and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten nor more than sixty days before the date of the meeting, or as otherwise provided by the Corporation Law. In the event of a special meeting of shareholders required to be called as the result of a demand therefor made by shareholders, such notice shall be given no later than the sixtieth day after ,the Corporation's receipt of the demand requiring the -meeting to be called. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders.

          (b)   A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented. Each shareholder who has in the manner described above waived notice or objection to notice of the shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting (including the purpose or purposes thereof if such shareholder in the manner described above waived objection to the consideration of a particular matter).

          (c)   If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

        Section 1.4    Participation by Conference Telephone.    Any or all shareholders may participate in a regular or special meeting by, or through the use of any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

        Section 1.5    Written Consents.    Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 1.5 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section .5 has the effect of a meeting vote and may be described as such in any document.

        Section 1.6    Voting.    Except as otherwise provided by the Corporation Law or the Corporation's Articles of Incorporation, each capital share of any class of the Corporation that is outstanding at the record date and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or his proxy, to one vote on each matter voted on at the meeting.

        Section 1.7    Quorum.    Unless the Corporation's Articles of Incorporation or the Corporation Law provide otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any meeting held pursuant to an adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

        Section 1.8    Vote Required to Take Action.    If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, unless the Corporation's Articles of Incorporation or the Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

        Section 1.9    Record Date.    Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy days immediately preceding the meeting unless otherwise permitted by the Corporation Law. In the absence of such determination, the record date shall be the fiftieth day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

        Section 1.10    Proxies.    A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for 11 months unless a different period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

ARTICLE 2    DIRECTORS

        Section 2.1    Number and Term: Authority.    The business of the Corporation shall be managed by a Board of Directors consisting of at least one Director and no more than five Directors. The exact number of Directors of the Corporation shall be fixed by the Board of Directors within the range established by the preceding sentence, and may be changed within that range from time to time by the Board of Directors. Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following his election. Notwithstanding the foregoing, each Director shall continue to serve after the expiration of his term of office until his successor is elected and qualified unless the size of the Board is reduced to eliminate the position of such individual on the Board effective at the expiration of his term of office. The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board or a Committee established by the Board and granted authority to bind the Corporation,

        Section 2.2    Quorum and Vote Required to Take Action.    A majority of the whole Board of Directors (the size of which shall be determined in accordance with the latest action of the Board of Directors fixing the number of Directors) shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation Law, the Corporation's Articles of Incorporation, or these Bylaws.

        Section 2.3    Annual and Regular Meetings.    The Board of Directors shall meet annually, without notice, on the same day as the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times, and at such places as shall be fixed by resolution adopted by the Board of Directors or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next annual meeting of the Board of Directors.

        Section 2.4    Special Meetings.    Special meetings of the Board of Directors may be called by the President or any member of the Board of Directors upon not less than 24 hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        Section 2.5    Written Consents.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 2.5 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed under this Section 2.5 has the effect of a meeting vote and may be described as such in any document.

        Section 2.6    Participation by Conference Telephone.    The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

        Section 2.7    Committees.

          (a)   The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

          (b)   To the extent specified by the Board of Directors in the resolutions creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:

              (i)  authorize dividends or other distributions as defined by the Corporation Law, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

             (ii)  approve or propose to shareholders action that is required to be approved by shareholders;

            (iii)  fill vacancies on the Board of Directors or on any of its committees;

            (iv)  amend the Corporation's Articles of Incorporation;

             (v)  adopt, amend, repeal, or waive any provision of these Bylaws; or

            (vi)  approve a plan of merger not requiring shareholder approval.

          (c)   Except to the extent inconsistent with the resolutions creating a committee, Sections 2.1 through 2.6 of these Bylaws, which govern meetings, actions without meetings, notices and waivers of notice, quorum and voting requirements, and telephone participation in meetings of the Board of Directors, shall apply to the committee and its members.

ARTICLE 3    OFFICERS

        Section 3.1    Designation and Selection.    The officers of the Corporation shall consist of the Chief Executive Officer, Chief Financial Officer, President, Vice President, Secretary and Treasurer. The officers of the Corporation shall be elected by the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In defining the duties of officers, the Board of Directors may designate a chief operating officer, a chief administrative officer, a chief accounting officer, or similar functional titles. Officers need not be selected from among the members of the Board of Directors. Any two or more offices may be held by the same person. The election or appointment of an officer does not itself create contract rights.

        Section 3.2    Removal.    The Board of Directors may remove any officer at any time with or without cause. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors.

        Section 3.3    Chief Executive Officer.    The Chief Executive Officer shall have and may exercise all of the powers and duties as are incident to his office or may from time to time be delegated to him by the Board of Directors.

        Section 3.4    Chief Financial Officer.    The Chief Financial Officer shall have and may exercise all of the powers and duties as are incident to his office or may from time to time be delegated to him by the Board of Directors.

        Section 3.5    President.    The President shall have and may exercise all of the powers and duties as are incident to his office or may from time to time be delegated to him by the Board of Directors.

        Section 3.6    Vice-President.    The Vice-President, in the order designated by the President or the Board, shall exercise and perform all powers of, and perform duties incumbent upon, the President during his absence or disability and shall exercise and perform such other powers and duties as these Bylaws, the Board or the President may prescribe.

        Section 3.7    Secretary.    The Secretary shall be the custodian of the books, papers, and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by the Corporation Law (other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by the Corporation Law. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and he shall perform all of the other duties customary to the office of the Secretary of a corporation.

        Section 3.8    Treasurer.    The Treasurer shall have and may exercise all of the powers and duties as are usual in the office of the Treasurer of a corporation including but not limited to maintaining the accounting records required by the Corporation Law.

ARTICLE 4    INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHER ELIGIBLE PERSONS

        Section 4.1    General.    To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim:

          (a)   if such Eligible Person is Wholly Successful with respect to the Claim, or

          (b)   if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 4.3(a) or 4.3(b) of this Article IV, to have:

              (i)  conducted himself in good faith; and

             (ii)  reasonably believed:

              (A)  in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and

              (B)  in all other cases, that his conduct was at least not opposed to the best interest of the Corporation; and

            (iii)  in the case of any criminal proceeding, either:

              (A)  had reasonable cause to believe his conduct was lawful; or

              (B)  had no reasonable cause to believe his conduct was unlawful.

The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 4.1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interest of the Corporation or at least not opposed to its best interest if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interest of the participants in or beneficiaries of the plan.

        Section 4.2    Definitions.

          (a)   The term "Claim" as used in this Article IV shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), whether civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise: (i) by reason of his being or having been an Eligible Person, or (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time a Liability or Expense shall have been incurred in connection with a Claim.

          (b)   The term "Eligible Person" as used in this Article IV shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.

          (c)   The terms "Liability" and "Expense" as used in this Article IV shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

          (d)   The term "Wholly Successful" as used in this Article IV shall mean (i) termination of any Claim against the Eligible Person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

        Section 4.3    Procedure.

          (a)   Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification if h is determined, as provided in this Section 4.3(a), that such Eligible Person has met the standards of conduct set forth in clause (b) of Section 4.1. The determination whether an Eligible Person has met the required standards of conduct shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the Claim, and if such a quorum cannot be obtained, then (ii) by majority vote of a committee duly designated by the Board of Directors (in which designation, Directors who are parties to the Claim may participate) consisting solely of two (2) or more Directors not at the time parties to the Claim, and if such a committee cannot be constituted, then (iii) by the shareholders (but shares owned by or voted under the control of a Director who is at the time a party to the Claim may not be voted on the determination), and if there are no shareholders who are entitled to vote pursuant to the requirements of paragraph (iii), then (iv) by special legal counsel selected by a majority vote of the full Board of Directors (in which selection, a Director who is a party to the Claim may participate). If an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, the reasonableness of the Eligible Person's Expenses shall be determined by the procedure set forth in the preceding sentence, except that if such determination is by special legal counsel, the reasonableness of Expenses shall be determined by a majority vote of the full Board of Directors (in which determination, a Director who is a party to the Claim may participate),

          (b)   If an Eligible Person claiming indemnification pursuant to Section 4.3(a) of this Article IV is found not to be entitled thereto, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in clause (b) of Section 4.1 of this Article IV. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

        Section 4.4    Nonexclusive Rights.    The right of indemnification provided in this Article IV shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article IV, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such Liability.

        Section 4.5    Expenses.    Expenses incurred by an Eligible Person with respect to any Claim shall be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof if

          (a)   the Eligible Person furnishes the Corporation a written affirmation of his good faith belief that he has met the standards of conduct specified in Section 4.1(b);

          (b)   the Eligible Person furnishes the Corporation a written undertaking, executed personally or on the Eligible Person's behalf, to repay the advance if it is ultimately determined that the Eligible Person did not meet the standards of conduct specified in Section 4.1 (b); and

          (c)   the Board of Directors makes a determination that the facts then known would not preclude indemnification of the Eligible Person.

        Section 4.6    Contract.    The provisions of this Article IV shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder with respect to a Claim shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Article IV that occurs subsequent to the date of any action taken or not taken by reason of which such Eligible Person becomes involved in a Claim.

        Section 4.7    Effective Date.    The provisions of this Article IV shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

ARTICLE 5    CHECKS

        Section 5.1    Checking Authority.    All checks, drafts, or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and included in the minute book of the Corporation.

ARTICLE 6    LOANS

        Section 6.1    Borrowing Authority.    Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral, and to execute such notices, bonds, debentures, or other evidences of indebtedness, and such mortgages, trust indentures, and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

ARTICLE 7    EXECUTION OF DOCUMENTS

        Section 7.1    Signing Authority.    The Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, or any officer or employee of the Corporation as authorized in writing by the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, or President, and in accordance with the limitations of such authorization, may sign all contracts, agreements, or similar documents in the Corporation's name, unless execution is otherwise provided for, required, or directed by the Board of Directors, the Corporation's Articles of Incorporation, the Corporation Law, or other law. However, deeds and leases May only be signed by the Chief Executive Officer or the Chief Financial Officer..

ARTICLE 8    SHARES

        Section 8.1    Execution.    Certificates for capital shares of the Corporation shall be signed by the President and the Secretary or two officers designated from time to time by the Board of Directors and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer,

        Section 8.2    Contents.    Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class and the designation of the series, if any, of shares the certificate represents, and, whenever the Corporation is authorized to issue more than one class of shares or different series within a class, each certificate issued after the effectiveness of such authorization shall further state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and series and the authority of the Board of Directors to determine variations in rights, preferences and limitations for future series.

        Section 8.3    Transfers.    Except as otherwise provided by law or by resolution of the Board of Directors, transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, or mutilation of certificates) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment, or authority to transfer and delivered to the Secretary or an Assistant Secretary.

        Section 8.4    Share Transfer Records.    There shall be entered upon the share records of the Corporation the number of each certificate issued; the name and    •    address of the registered holder of such certificate; the number, kind, and class or series of shares represented by such certificate; the date of issue; whether the shares are originally issued or transferred; the registered holder from whom transferred; and such other information as is commonly required to be shown by such records. The share records of the Corporation shall be kept at its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the name and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

        Section 8.5    Transfer Agents and Registrars.    The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each share certificate to bear the signature of either or both.

        Section 8.6    Loss, Destruction, or Mutilation of Certificates.    The holder of any of ,the shares of the Corporation shall immediately notify the Corporation of any loss, destruction: or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to him a new certificate or certificates of shares upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and its registrars, if any, against any claim that may be made against them or any of them with respect to the shares represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

        Section 8.7    Form of Certificates.    The form of the certificates for shares of the Corporation shall conform to the requirements of Section 8.2 of these Bylaws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.

ARTICLE 9    SEAL

        Section 9.1    Seal.    The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the name of the Corporation on the periphery thereof and the word "SEAL" in the center.

ARTICLE 10    MISCELLANEOUS

        Section 10.1    Corporation Law.    The provisions of the Corporation Law, as it may from time to time be amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws. The term "Corporation Law" as used in these Bylaws means the Indiana Business Corporation Law, as it may hereafter from time to time be amended and any statute which may in the future supersede or replace, in whole or in part, the Corporation Law.

        Section 10.2    Fiscal Year.    The fiscal year of the Corporation shall end on the 31st of December of each year.

        Section 10.3    Definition of Articles of Incorporation.    The term "Articles of Incorporation" as used in these Bylaws means the Articles of Incorporation of the Corporation, as amended and restated from time to time.

        Section 10.4    Amendments.    These Bylaws may be rescinded, changed, or amended, and provisions hereof may be waived, at any annual, regular, or special meeting of the Board of Directors by the affirmative vote of a majority of the number of Directors then in office, except as otherwise required by the Corporation's Articles of Incorporation or by the Corporation Law.

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  Exhibit 3.35
BYLAWS OF HGS HOLDINGS, INC.